Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made as of the 30th day of August, 2011 by and between BUS AV/DEL, INC., a Delaware corporation (“Bus Av/Del”) and INSPERITY, INC., a Delaware corporation (“Insperity”).

RECITALS

A.            Bus Av/Del is the owner of that certain Embraer Model EMB-135BJ aircraft, bearing manufacturer’s serial number 14500903 and U.S. registration number N900DP, together with two (2) Rolls Royce AE3007 A1EC engines bearing manufacturer’s serial numbers CAE312746 and CAE312790 together with all avionics, appliances, parts, instruments, accessions, accessories, furnishings or other equipment or property attached thereto and associated therewith respectively and including the airframe and engine log books (which shall be original and complete), maintenance records (which shall be continuous and up-to-date), wiring diagrams (complete from the date of manufacture), engineering and maintenance manuals, engine covers, loose equipment, tool kit(s), spares, and all other accessories associated with the aircraft, which shall accompany the aircraft for the Embraer Pre-Purchase Inspection (as defined below) and at delivery (collectively, the “Embraer Aircraft”).

B.             Insperity is the owner of that certain Israel Aircraft Industries Gulfstream 100 aircraft, bearing manufacturer’s serial number 152 and U.S. registration number N160CT, with two (2) Honeywell TFE731-40R-200G engines bearing manufacturer’s serial numbers P113254 and P113257, together with all avionics, appliances, parts, instruments, accessions, accessories, furnishings or other equipment or property attached thereto and associated therewith respectively and including the airframe and engine log books (which shall be original and complete), maintenance records (which shall be continuous and up-to-date), wiring diagrams (complete from the date of manufacture), engineering and maintenance manuals, engine covers, loose equipment, tool kit(s), spares, and all other accessories associated with the aircraft, which shall accompany the aircraft for the G100 Pre-Purchase Inspection (as defined below) and at delivery (collectively, the “G100 Aircraft”).

C.             Bus Av/Del desires to transfer, and Insperity desires to acquire for the purposes of leasing, the Embraer Aircraft and Insperity desires to transfer, and Bus Av/Del desires to acquire, the G100 Aircraft, each upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged, the parties hereto agree as follows:

SECTION I

TRANSFER AND ACQUISITION OF AIRCRAFT

1.01          Transfer and Acquisition of Embraer Aircraft. Bus Av/Del hereby agrees to transfer, grant, convey, and set over to Insperity, and Insperity hereby agrees to acquire from Bus Av/Del at the Closing (as defined in Section 1.07(a) herein), the Embraer Aircraft, in accordance with the terms and conditions of this Agreement.

1.02          Purchase Price. At the Closing, Insperity agrees to pay to Bus Av/Del, and Bus Av/Del agrees to accept from Insperity, a total purchase price (the “Purchase Price”) consisting of the aggregate of: (a) the sum of Ten Million and No/100 United States Dollars (US$10,000,000.00); and (b) the G100 Aircraft, in accordance with the terms and conditions of this Agreement.

1.03          Events Prior to Closing and Pre-Purchase Inspections.

(a)            Events Prior to Closing.

1.              Prior to the Closing, Bus Av/Del shall deposit, or shall cause to be deposited a Warranty Aircraft Bill of Sale in the form attached hereto as Exhibit A (the “Embraer Warranty Bill of Sale”), an FAA Bill of Sale (AC Form 8050-2) in favor of Insperity in respect of the Embraer Aircraft (the “Embraer FAA Bill of Sale”), any necessary releases of Liens (as defined in Section 1.07(e)(ix) below), and Bus Av/Del’s Aircraft Registration Application (AC Form 8050-1) for the G100 Aircraft (the “G100 Registration Application”), in escrow with Insured Aircraft Title Service, Inc. (the “Escrow Agent”), whose address is 4848 SW 36 Street, Oklahoma City, Oklahoma 73179, attention: Joan Roberts.

2.              Prior to the Closing, Insperity shall deposit, or shall cause to be deposited, a Warranty Aircraft Bill of Sale in the form attached hereto as Exhibit B (the “G100 Warranty Bill of Sale”), an FAA Bill of Sale (AC Form 8050-2) in favor of Bus Av/Del in respect of the G100 Aircraft (the “G100 FAA Bill of Sale”), any necessary releases of Liens, and Insperity’s Aircraft Registration Application (AC Form 8050-1) for the Embraer Aircraft (the “Embraer Registration Application”), in escrow with the Escrow Agent.

3.              Upon execution of this Agreement and prior to commencing the pre-purchase inspections set forth in Section 1.03(c) herein, Insperity shall deposit the sum of Two Hundred Fifty Thousand and No/100 United States Dollars (US$250,000.00) in escrow with Escrow Agent as a deposit toward the Purchase Price (the “Deposit”). In the event that either the Embraer Aircraft or the G100 Aircraft is rejected pursuant to Section 1.04 below, the full amount of the Deposit shall be immediately returned to Insperity. In the event that the Embraer Aircraft and the G100 Aircraft are each technically accepted pursuant to Section 1.04 below, then the Deposit shall become non-refundable except as otherwise set forth in this Agreement.

(b)            Embraer Pre-Purchase Inspection.

1.              If the Embraer Aircraft is not already at the Embraer Inspection Facility (as defined below) at the execution of this Agreement, then not later than two (2) business days after execution of this Agreement, Bus Av/Del shall cause the Embraer Aircraft to be ferried to Constant Aviation in Cleveland, OH (the “Embraer Inspection Facility”) by which an aircraft inspection shall commence at Insperity’s sole cost the scope of which is set forth in Exhibit D attached hereto and incorporated herein (“Insperity Embraer Inspection”) including a factory approved test flight of the Embraer Aircraft to verify proper operation of the Embraer Aircraft’s systems and operations and, if desired, an evaluation of the readiness of the Embraer Aircraft to be placed on the operations specifications of an FAR Part 135 operator of Insperity’s choice. In addition, Insperity shall be entitled to observe and have full access to, including any reports or documentation, to the previously scheduled inspection of the Embraer Aircraft detailed in Exhibit C attached hereto and incorporated herein and paid for in its entirety by Bus Av/Del (the “Previously Scheduled Inspection”). The Previously Scheduled Inspection and the Insperity Embraer Inspection shall be collectively referred to herein as “Embraer Pre-Purchase Inspection.” Insperity shall pay any actual out-of-pocket direct operating costs associated with the test flight, not to exceed $3,000 per hour. The Embraer Pre-Purchase Inspection shall be completed as expeditiously as reasonably practicable but in any event the Insperity Embraer Inspection shall be completed no later than ten (10) business days following completion of the Previously Scheduled Inspection (the “Embraer Inspection Period”). Bus Av/Del shall provide a copy of the Previously Scheduled Inspection report to Insperity. The cost of transporting the Embraer Aircraft to the Embraer Inspection Facility and the Embraer Delivery Location (as such term is defined in Section 1.07(a) herein), shall be borne exclusively by Bus Av/Del.

2.              Bus Av/Del shall pay all costs (in each case as determined by the Embraer Inspection Facility) for the repair of all discrepancies of the Embraer Aircraft from the delivery conditions set forth in Section 1.07(e)(i)-(viii) (the “Embraer Punch List Items”). If the evaluation of Part 135 readiness produces a discrepancy that renders the Embraer Aircraft not airworthy for Part 135 operations but still airworthy for Part 91 operations, then Bus Av/Del is not responsible to correct that discrepancy and Insperity’s sole recourse is to reject the Embraer Aircraft. It is understood and agreed that in no event shall Bus Av/Del be required to pay for the cost of any cosmetic items or for the cost of repairing or replacing any equipment or system that is “within limits” according to the applicable manufacturer’s maintenance manuals.

3.              Subsequent to the completion of the Embraer Pre-Purchase Inspection including the test flight and correction of the Embraer Punch List Items, Bus Av/Del shall relocate the Embraer Aircraft to the Bus Av/Del facility in Aiken, South Carolina where any remaining Bus Av/Del personal property will be removed from the Embraer Aircraft and all of the manuals, records, spare parts, and other items required to be delivered with the Embraer Aircraft will be placed on board the Embraer Aircraft and will remain on board until Closing. As soon as practical, but no later than one (1) week from arrival in Aiken, Bus Av/Del will relocate the Embraer Aircraft to the Embraer Delivery Location (as defined in Section 1.07(a)). Bus Av/Del shall permit a representative of Insperity to accompany the Embraer Aircraft on the relocation flights. Bus Av/Del agrees that while the Embraer Aircraft is located in Aiken, no persons will be allowed on board the Embraer Aircraft except flight crew members and line personnel as required to ready the Embraer Aircraft for delivery. Insperity shall arrange and pay for hangar space for the Embraer Aircraft at the Embraer Delivery Location until Closing. Insperity agrees that the Embraer Aircraft will not be operated for any reason, including ground operations prior to Closing unless Mr. Tony Burgess is present or has approved such operations in writing. Insperity agrees that prior to Closing, no unauthorized persons will be allowed on board the Embraer Aircraft and that the Embraer Aircraft shall remain secured and located inside the hangar.

4.              Bus Av/Del agrees that the Embraer Aircraft will not be flown prior to Closing without prior notice to Insperity, except as set forth herein and except in the event of an emergency. In addition, Insperity shall have the right to elect to provide or arrange for alternate private transportation for any such trips for Bus Av/Del on an aircraft reasonably acceptable to Bus Av/Del. Insperity shall be responsible for the cost of such alternate transportation; provided however, that Bus Av/Del agrees to reimburse Insperity or pay the services provider directly, a cost for each such trip not to exceed the direct operating costs for such trip if such trip had been flown on the Embraer Aircraft. Bus Av/Del agrees to use its best efforts to minimize trips on the Embraer Aircraft prior to Closing, but in no event shall such trips exceed 10 hours total duration. Bus Av/Del shall advise Insperity of any events which occur or maintenance items which arise during its use of the Embraer Aircraft which affect the condition of the Embraer Aircraft. Nothing herein shall negate or alter Bus Av/Del’s obligation to deliver the Embraer Aircraft in the condition required under this Agreement.

(c)            G100 Pre-Purchase Inspection.

1.              Not later than two (2) business days after execution of this Agreement, Insperity shall cause the G100 Aircraft to be ferried to Standard Aero in Houston, Texas or another mutually agreeable location within the continental United States (the “G100 Inspection Facility”) by which an aircraft pre-purchase inspection shall commence, the scope of which is set forth in Exhibit E attached hereto and incorporated herein (the “G100 Pre-Purchase Inspection”) including a factory approved test flight of the G100 Aircraft to verify proper operation of the G100 Aircraft’s systems and operations and, if desired, an evaluation of the readiness of the G100 Aircraft to be placed on the operations specifications of an FAR Part 135 operator of Bus Av/Del’s choice. The G100 Pre-Purchase Inspection shall be at Bus Av/Del’s sole cost except as noted on Exhibit E. Bus Av/Del shall pay any actual out-of-pocket direct operating costs associated with the test flight, not to exceed $2,000.00 per hour. The G100 Pre-Purchase Inspection shall be completed as expeditiously as reasonably practicable but in no event later than ten (10) business days after the commencement thereof (the “G100 Inspection Period”). The cost of transporting the G100 Aircraft to the G100 Inspection Facility and the G100 Delivery Location (as such term is defined in Section 1.07(a) herein) shall be borne exclusively by Insperity.

2.              Insperity shall pay all costs (in each case as determined by the G100 Inspection Facility) for the repair of all discrepancies of the G100 Aircraft from the delivery conditions set forth in Section 1.07(e)(i)-(viii) (the “G100 Punch List Items”). If the evaluation of Part 135 readiness produces a discrepancy that renders the G100 Aircraft not airworthy for Part 135 operations but still airworthy for Part 91 operations, then Insperity is not responsible to correct that discrepancy and Bus Av/Del’s sole recourse is to reject the G100 Aircraft. It is understood and agreed that in no event shall Insperity be required to pay for the cost of any cosmetic items or for the cost of repairing or replacing any equipment or system that is “within limits” according to the applicable manufacturer’s maintenance manuals. In addition, Insperity shall pay all costs for the completion of the items set forth in Exhibit F attached hereto and incorporated herein in regard to the G100 Aircraft (such items shall be collectively referred to as the “G100 Improvements”).

3.              Except as set forth herein and except to return the G100 Aircraft to the Wing Aviation facility if necessary, prior to Closing, Insperity agrees that the G100 Aircraft will not be flown prior to Closing, including but not limited to, for any charter flights. Insperity agrees to secure the G100 Aircraft in an appropriate hangar facility until Closing.

1.04          Acceptance/Rejection.

(a)            Acceptance/Rejection of Embraer Aircraft. Insperity shall notify Bus Av/Del in writing no later than two (2) business days after receipt of the Embraer Pre-Purchase Inspection final report of Insperity’s technical acceptance or rejection of the Embraer Aircraft, pursuant to a Confirmation of Technical Acceptance or Rejection of Embraer Aircraft in the form attached hereto as Exhibit G. Acceptance or rejection of the Embraer Aircraft shall be in Insperity’s sole and absolute discretion. In the event that (i) Insperity accepts the Embraer Aircraft as herein provided and (ii) Bus Av/Del accepts the G100 Aircraft as provided in Section 1.04(b) below, then the parties shall proceed to consummate the transaction as contemplated herein. The failure by Insperity to accept or reject the Embraer Aircraft as contemplated herein no later than two (2) business days after the receipt of the Embraer Pre-Purchase Inspection final report shall be deemed to be an unconditional rejection of the Embraer Aircraft by Insperity in its then current condition. In the event that Insperity rejects the Embraer Aircraft as herein provided, the Escrow Agent shall return the Deposit, the Embraer Registration Application, the G100 Warranty Bill of Sale and the G100 FAA Bill of Sale to Insperity, and shall return the Embraer Warranty Bill of Sale, the Embraer FAA Bill of Sale, and the G100 Registration Application to Bus Av/Del, whereupon the parties shall be relieved of any further responsibility or liability to one another pursuant to this Agreement.

(b)            Acceptance/Rejection of G100 Aircraft. Bus Av/Del shall notify Insperity in writing no later than two (2) business days after receipt of the G100 Pre-Purchase Inspection final report of Bus Av/Del’s technical acceptance or rejection of the G100 Aircraft, pursuant to a Confirmation of Technical Acceptance or Rejection of G100 Aircraft in the form attached hereto as Exhibit H. Acceptance or rejection of the G100 Aircraft shall be in Bus Av/Del’s sole and absolute discretion. In the event that (i) Bus Av/Del accepts the G100 Aircraft as herein provided and (ii) Insperity accepts the Embraer Aircraft as provided in Section 1.04(a) above, then the parties shall proceed to consummate the transaction as contemplated herein. The failure by Bus Av/Del to accept or reject the G100 Aircraft as contemplated herein no later than two (2) business days after the receipt of the G100 Pre-Purchase Inspection final report shall be deemed to be an unconditional rejection of the G100 Aircraft by Bus Av/Del in its then current condition. In the event that Bus Av/Del rejects the G100 Aircraft as herein provided, then the Escrow Agent shall return the Deposit, the Embraer Registration Application, the G100 Warranty Bill of Sale and the G100 FAA Bill of Sale to Insperity and shall return the Embraer Warranty Bill of Sale, the Embraer FAA Bill of Sale and the G100 Registration Application to Bus Av/Del, whereupon the parties shall be relieved of any further responsibility or liability to one another pursuant to this Agreement.

1.05          Exclusion. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.04 OF THIS AGREEMENT AND IN THE EMBRAER WARRANTY BILL OF SALE, THE EMBRAER AIRCRAFT IS SOLD AND DELIVERED “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” AND EACH PARTY AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN SECTION 5.04 OF THIS AGREEMENT OR IN THE EMBRAER WARRANTY BILL OF SALE, BUS AV/DEL WILL HAVE NO LIABILITY IN RELATION TO, OR WILL BE DEEMED TO HAVE MADE OR GIVEN ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE EMBRAER AIRCRAFT AND EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, OR EXPRESS OR IMPLIED WARRANTY AS TO THE CONDITION, DESIGN, QUALITY, CAPACITY OR SUITABILITY OF THE EMBRAER AIRCRAFT.

1.06          Exclusion. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.04 OF THIS AGREEMENT AND IN THE G100 WARRANTY BILL OF SALE, THE G100 AIRCRAFT IS SOLD AND DELIVERED “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” AND EACH PARTY AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN SECTION 4.04 OF THIS AGREEMENT OR IN THE G100 WARRANTY BILL OF SALE, INSPERITY WILL HAVE NO LIABILITY IN RELATION TO, NOR WILL BE DEEMED TO HAVE MADE OR GIVEN ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE G100 AIRCRAFT AND EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, OR EXPRESS OR IMPLIED WARRANTY AS TO THE CONDITION, DESIGN, QUALITY, CAPACITY OR SUITABILITY OF THE G100 AIRCRAFT.

1.07          Closing.

(a)            The closing of the transaction contemplated by this Agreement and the delivery of the Embraer Aircraft and the G100 Aircraft (the “Closing”) shall be held within three (3) business days of the latest of the following to occur: completion of the repair of the Embraer Punch List Items, the G100 Punch List Items and the G100 Improvements and return to service of the Embraer Aircraft and the G100 Aircraft (the “Closing Date”). At Closing, the Embraer Aircraft shall be located and delivered in Conroe, Texas or at such other place as is mutually agreed upon by Insperity and Bus Av/Del (“Embraer Delivery Location”). At Closing, the G100 Aircraft shall be located and delivered in Wilmington, Delaware or at such other place as is mutually agreed upon by Insperity and Bus Av/Del (“G100 Delivery Location”). All costs associated with transporting the Embraer Aircraft to the Embraer Delivery Location for the Closing shall be borne by Bus Av/Del. All costs associated with transporting the G100 Aircraft to the G100 Delivery Location shall be borne by Insperity.

(b)            The Embraer Aircraft shall be delivered to Insperity at the Embraer Delivery Location or at such other place as is mutually agreed upon by Insperity and Bus Av/Del. The G100 Aircraft shall be delivered to Bus Av/Del at the G100 Delivery Location or at such other place as is mutually agreed upon by Insperity and Bus Av/Del.

(c)            Acceptance of the Embraer Aircraft by Insperity shall be evidenced by the execution by Insperity of the Embraer Aircraft Delivery Certificate in the form set forth in Exhibit I attached hereto and incorporated by reference herein. Acceptance of the G100 Aircraft by Bus Av/Del shall be evidenced by the execution by Bus Av/Del of the G100 Aircraft Delivery Certificate in the form set forth in Exhibit J attached hereto and incorporated by reference herein.

(d)            At the Closing, upon receipt of confirmation from Insperity and Bus Av/Del that all conditions precedent have been satisfied, the Escrow Agent shall: (i) forward the funds portion of the Purchase Price as directed by Bus Av/Del, (ii) forward the original G100 Warranty Bill of Sale to Bus Av/Del, (iii) file the original G100 FAA Bill of Sale, along with any necessary releases of Liens and G100 Registration Application, with the FAA, (iv) forward the original Embraer Warranty Bill of Sale to Insperity, (v) file the original Embraer FAA Bill of Sale, along with any necessary releases of Liens (as defined below) and Embraer Registration Application with the FAA on a separate minute from and after the G100 FAA Bill of Sale, (vi) upon receipt of the necessary authorization codes from the FAA, register the transfer of the G100 Aircraft (the airframe and each engine) from Insperity to Bus Av/Del hereunder as a contract of sale on the International Registry, and (vii) upon receipt of the necessary authorization codes from the FAA, register the transfer of the Embraer Aircraft (the airframe and each engine) from Bus Av/Del to Insperity hereunder as a contract of sale on the International Registry.

(e)            Subject to the terms of this Section 1.07(e), at the time of Closing both the Embraer Aircraft and the G100 Aircraft shall be (i) delivered in proper operating order with all systems and components functioning normally and in airworthy and operational condition, and in compliance with manufacturer’s specifications, (ii) current on each of their respective manufacturer’s maintenance programs (as applicable) with all airworthiness directives and mandatory service bulletins with due dates on or prior to the Closing Date complied with, and current on all calendar and time items as of the Closing Date, (iii) delivered with a valid U.S. standard airworthiness certificate from the FAA without exceptions or limitations, (iv) delivered in the same condition as of the completion of the Embraer Pre-Purchase Inspection or G100 Pre-Purchase Inspection, as appropriate, normal wear and tear and correction of the Embraer Punch List Items or G100 Punch List Items, as appropriate, excepted (v) delivered with no Damage History and no material corrosion, (vi) delivered with a complete, continuous, up-to-date and accurate set of original English-language logbooks, maintenance records and manuals, records and evidence of traceability for all work performed and parts installed on the Embraer Aircraft or G100 Aircraft, as appropriate, as required under FAR Part 91 and any other records that the FAA requires to be maintained, (vii) delivered as equipped and with the loose equipment, checklist, and manuals and records, (viii) delivered with all avionics and installed equipment functioning to manufacturer’s specifications, and (ix) with good and marketable title, free and clear of all mortgages, liens, security interests, claims, charges, international interests and encumbrances whatsoever (collectively, “Liens”). “Damage History” shall mean damage to the G100 Aircraft or Embraer Aircraft, as appropriate, that requires a major alteration within the definition of Appendix A or Appendix B of the FARs Part 43 or the completion of an FAA Form 337. In addition, Insperity shall deliver the G100 Aircraft with the G100 Improvements.

(f)             Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that the transactions contemplated herein are for the exchange of the Embraer Aircraft for the G100 Aircraft (in addition to the cash payment set forth in this Agreement). In the event one of the two aircraft is unavailable for Closing, the Closing shall be postponed for a reasonable amount of time; provided, however, that in the event such time exceeds thirty (30) calendar days, this Agreement may be terminated by the party whose aircraft is available for Closing. In the event of such termination, the Deposit shall be returned to Insperity and neither party shall have any further obligation to the other or liabilities under this Agreement.

1.08          Escrow Agent Fees. Any fees charged by the Escrow Agent in respect of the transaction contemplated by this Agreement, except for Transacting User Entity registration of any party or as set forth in Section X, shall be borne equally by Insperity and Bus Av/Del.

SECTION II

CONDITIONS PRECEDENT TO INSPERITY’S
OBLIGATION TO CLOSE

The following shall be conditions precedent to Insperity’s obligation to acquire the Embraer Aircraft:

2.01          Bus Av/Del’s Warranties and Representations. All of Bus Av/Del’s warranties, covenants and representations made herein shall be true, accurate and correct on the Closing Date and when made on the date of the execution of this Agreement.

2.02          Embraer Bills of Sale. Bus Av/Del shall have executed and delivered to Escrow Agent the Embraer Warranty Bill of Sale and the Embraer FAA Bill of Sale in a form acceptable for filing and recording with the FAA.

2.03          FAA Airworthiness Certificate. Bus Av/Del shall have delivered a copy of the current FAA Certificate of Airworthiness for the Embraer Aircraft to Insperity.

2.04          Acceptance of Embraer Aircraft. Insperity shall have accepted the Embraer Aircraft in accordance with Section 1.04(a) above.

2.05          International Registry. Bus Av/Del shall have: (i) registered as a Transacting User Entity (as such term is defined in the Cape Town Convention (as defined in Section 10.01)); (ii) appointed the Escrow Agent to act as its administrator or Professional User Entity (as such term is defined in the Cape Town Convention) for the transactions contemplated by this Agreement; and (iii) provided all necessary consents related thereto.

2.06          Embraer Aircraft. Bus Av/Del shall have tendered the Embraer Aircraft to Insperity in the condition required in Section 1.07(e).

2.07          Lien Releases. Bus Av/Del shall have delivered or caused to be delivered to the Escrow Agent to hold in escrow any and all original Lien releases and any other documentation necessary to transfer free and clear title to the Embraer Aircraft to Insperity.

2.08          Resolution. Bus Av/Del shall have delivered to the Escrow Agent to hold in escrow a copy of a resolution of the board of directors of Bus Av/Del, certified by the secretary, an assistant secretary or any other officer of the said party, duly adopted and in full force and effect, authorizing Bus Av/Del to enter into this Agreement, to acquire and take delivery of the G100 Aircraft, and to transfer the Embraer Aircraft.

2.09          Taxes. Bus Av/Del shall have complied with the requirements of Section 6.02(c).

SECTION III

CONDITIONS PRECEDENT TO BUS AV/DEL’S OBLIGATION TO CLOSE

The following shall be conditions precedent to Bus Av/Del’s obligation to sell and deliver the Embraer Aircraft to Insperity:

3.01          Insperity’s Warranties and Representations. All of Insperity’s warranties, covenants and representations made herein shall be true, accurate and correct on the Closing Date and when made on the date of the execution of this Agreement.

3.02          Deposit. Insperity shall have delivered the Deposit to the Escrow Agent.

3.03          Payment of Purchase Price. Insperity shall have delivered the balance of the Purchase Price to the Escrow Agent on or prior to the Closing Date.

3.04          G100 Bills of Sale. Insperity shall have executed and delivered to Escrow Agent the G100 Warranty Bill of Sale and the G100 FAA Bill of Sale in a form acceptable for filing and recording with the FAA.

3.05          FAA Airworthiness Certificate. Insperity shall have delivered a copy of the current FAA Certificate of Airworthiness for the G100 Aircraft to Bus Av/Del.

3.06          Acceptance of G100 Aircraft. Bus Av/Del shall have accepted the G100 Aircraft in accordance with Section 1.04(b) above.

3.07          International Registry. Insperity shall have (i) registered as a Transacting User Entity (as such term is defined in the Cape Town Convention (as defined in Section 10.01)); (ii) appointed Escrow Agent to serve as its administrator or Professional User Entity (as such term is defined in the Cape Town Convention) for the transactions contemplated by this Agreement; and (iii) provided all necessary consents related thereto.

3.08          G100 Aircraft. Insperity shall have tendered the G100 Aircraft to Bus Av/Del in the condition required in Section 1.07(e).

3.09          Lien Releases. Insperity shall have delivered or caused to be delivered to the Escrow Agent to hold in escrow any and all original Lien releases and any other documentation necessary to transfer free and clear title to the G100 Aircraft to Bus Av/Del.

3.10          Resolution. Insperity shall have delivered to the Escrow Agent to hold in escrow a copy of a resolution of the board of directors of Insperity, certified by the secretary, an assistant secretary or any other officer of the said party, duly adopted and in full force and effect, authorizing Insperity to enter into this Agreement, to acquire and take delivery of the Embraer Aircraft, and to transfer the G100 Aircraft.

3.11          Taxes. Insperity shall have complied with the requirements of Section 6.01(c).

SECTION IV

WARRANTIES AND REPRESENTATIONS OF INSPERITY

As of the date of this Agreement and as of the Closing Date, Insperity hereby warrants, covenants and represents to Bus Av/Del:

4.01          Corporate Standing. Insperity is a Delaware corporation duly organized, validly existing and in good standing under the laws of the United States.

4.02          Corporate Authority. The execution of this Agreement and the consummation by Insperity of the transaction contemplated herein are within Insperity’s corporate powers, have been duly authorized by all necessary corporate action of Insperity, have received all necessary governmental approval (if any shall be required), do not and will not contravene or conflict with any provision of law or of the formation documents or bylaws of Insperity, and Insperity has full right, power and authority to execute this Agreement and to consummate the transaction contemplated herein.

4.03          Binding Obligation. This Agreement, when executed, shall be a valid and binding obligation of Insperity and shall be enforceable against Insperity in accordance with its terms. Neither the execution, delivery nor the performance of this Agreement by Insperity will constitute a default under any covenant or agreement to which Insperity is a party or by which Insperity is bound.

4.04          Title. Insperity is the only registered owner of the G100 Aircraft and has full right, power and lawful authority to transfer title of the G100 Aircraft to Bus Av/Del. Insperity shall transfer good and marketable title to the G100 Aircraft free and clear of any and all Liens, and Insperity agrees to warrant and defend such title forever against all claims and demands whatsoever.

SECTION V

WARRANTIES AND REPRESENTATIONS OF BUS AV/DEL

As of the date of this Agreement and as of the Closing Date, Bus Av/Del hereby covenants, warrants and represents to Insperity that:

5.01          Corporate Standing. Bus Av/Del is a Delaware corporation duly organized, validly existing and in good standing under the laws of the United States.

5.02          Corporate Authority. The execution of this Agreement and the consummation by Bus Av/Del of the transaction contemplated herein are within Bus Av/Del’s corporate powers, have been duly authorized by all necessary action of Bus Av/Del, have received all necessary governmental approval (if any shall be required), do not and will not contravene or conflict with any provision of law or of the formation documents or bylaws of Bus Av/Del, and Bus Av/Del has full right, power and authority to execute this Agreement and to consummate the transaction contemplated herein.

5.03          Binding Obligation. This Agreement, when executed, shall be a valid and binding obligation of Bus Av/Del and shall be enforceable against Bus Av/Dev in accordance with its terms. Neither the execution, delivery nor the performance of this Agreement by Bus Av/Dev will constitute a default under any covenant or agreement to which Bus Av/Dev is a party or by which Bus Av/Dev is bound.

5.04          Title. Bus Av/Del is the only registered owner of the Embraer Aircraft and has full right, power and lawful authority to transfer title of the Embraer Aircraft to Insperity. Bus Av/Del shall transfer good and marketable title to the Embraer Aircraft free and clear of any and all Liens, and Bus Av/Del agrees to warrant and defend such title forever against all claims and demands whatsoever.

SECTION VI

TAXES AND OTHER CHARGES

6.01          Embraer Aircraft.

(a)            Insperity shall be responsible for, and agrees to indemnify Bus Av/Del against, the payment of any and all taxes, fees, or duties as well as any penalties, interest and attorneys fees relating thereto, imposed by any jurisdiction as a result of: (i) Insperity’s ownership or usage of the Embraer Aircraft after Closing or (ii) this sale or the delivery or registration (post-Closing) of the Embraer Aircraft, except to the extent that such taxes, fees, duties, penalties, interest and attorneys fees relate to any income Bus Av/Del may realize on the sale of the Embraer Aircraft to Insperity.

(b)            Bus Av/Del shall be responsible for, and agrees to indemnify Insperity against any payment or imposition of taxes, fees or duties as well as any penalties, interest and attorneys fees, imposed by any jurisdiction on any income Bus Av/Del may realize on the sale of the Embraer Aircraft or as a result of the ownership, possession or usage of the Embraer Aircraft prior to the Closing.

(c)            With respect to sales tax on the Embraer Aircraft, Insperity shall either: (i) pay sales tax directly to Bus Av/Del or to the Escrow Agent to be released to Bus Av/Del at Closing for remittance to the appropriate state; or (ii) provide Bus Av/Del prior to Closing with documentation and/or evidence, including but not limited to a certificate of exemption, sufficient to evidence Insperity’s qualification for an exemption from sales tax. If a certificate of exemption is necessary for the Embraer Aircraft, Insperity shall position an original of the same with the Escrow Agent to be released to Bus Av/Del at Closing.

6.02          G100 Aircraft.

(a)            Bus Av/Del shall be responsible for, and agrees to indemnify Insperity against, the payment of any and all taxes, fees, or duties as well as any penalties, interest and attorneys fees relating thereto, imposed by any jurisdiction as a result of: (i) Bus Av/Del's ownership or usage of the G100 Aircraft after Closing or (ii) this sale or the delivery or registration (post-Closing) of the G100 Aircraft, except to the extent that such taxes, fees, duties, penalties, interest and attorneys fees relate to any income Insperity may realize on the sale of the G100 Aircraft to Bus Av/Del.

(b)            Insperity shall be responsible for, and agrees to indemnify Bus Av/Del against any payment or imposition of taxes, fees or duties as well as any penalties, interest and attorneys fees, imposed by any jurisdiction on any income Insperity may realize on the sale of the G100 Aircraft or as a result of the ownership, possession or usage of the G100 Aircraft prior to the Closing.

(c)            With respect to sales tax on the G100 Aircraft, Bus Av/Del shall either: (i) pay sales tax directly to Insperity or to the Escrow Agent to be released to Insperity at Closing for remittance to the appropriate state; or (ii) provide Insperity prior to Closing with documentation and/or evidence, including but not limited to a certificate of exemption, sufficient to evidence Bus Av/Del’s qualification for an exemption from sales tax. If a certificate of exemption is necessary for the G100 Aircraft, Bus Av/Del shall position an original of the same with the Escrow Agent to be released to Insperity at Closing.

6.03          Notwithstanding the foregoing, nothing herein contained shall constitute an acknowledgment that any taxes are due as a result of this transaction.

SECTION VII

EVENTS OF DEFAULT/TERMINATION

7.01          In the event Insperity fails to accept delivery of the Embraer Aircraft and pay the Purchase Price to Bus Av/Del pursuant to the terms of this Agreement or in the event Insperity otherwise breaches the terms of this Agreement (for reasons other than those set forth in Sections 7.03 or 7.04 below) and the transactions contemplated hereby are not consummated, provided Bus Av/Del is not in breach or default of this Agreement, Bus Av/Del’s sole remedy shall be to terminate this Agreement by written notice to Insperity and the Escrow Agent and to receive the Deposit. Upon notification to Insperity and the Escrow Agent of termination of this Agreement by Bus Av/Del pursuant to this Section 7.01, the Escrow Agent shall immediately pay the Deposit to Bus Av/Del as liquidated damages and Insperity shall remain responsible for its payment obligations hereunder (other than to pay the Purchase Price). Bus Av/Del and Insperity acknowledge and represent that the liquidated damages amount provided for in this Section 7.01 is a reasonable estimate of the damages that would be incurred by Bus Av/Del in the event Insperity defaults on Insperity’s obligations under this Agreement. Bus Av/Del acknowledges and represents that Bus Av/Del’s receipt of the Deposit shall be the sole remedy available to Bus Av/Del in the event that Insperity defaults on Insperity’s obligations under this Agreement and Bus Av/Del waives any other remedies that may be available to Bus Av/Del at law or in equity. Upon notification of termination of this Agreement pursuant to this Section 7.01, this Agreement shall be of no further force or effect and none of the parties shall have any further obligations or liabilities under this Agreement except as set forth in this Section 7.01.

7.02          In the event Bus Av/Del fails to deliver the Embraer Aircraft pursuant to the terms of this Agreement or otherwise breaches the terms of this Agreement (for reasons other than those set forth in Sections 7.03 and 7.04 below) and the transactions contemplated hereby are not consummated, provided Insperity is not in breach or default of this Agreement, Insperity’s sole remedy shall be to terminate this Agreement by written notice to Bus Av/Del and the Escrow Agent, receive the Deposit, and receive the Reimbursed Costs (as defined in this Section 7.02 below) from Bus Av/Del. Upon notification to Bus Av/Del and the Escrow Agent of termination of this Agreement by Insperity pursuant to this Section 7.02, the Escrow Agent shall immediately refund the Deposit to Insperity, and Bus Av/Del shall, as liquidated damages, reimburse Insperity for Insperity’s costs incurred during the Embraer Pre-Purchase Inspection and the test flight of the Embraer Aircraft to the extent already paid by Insperity (the “Reimbursed Costs”). Bus Av/Del and Insperity acknowledge and represent that the liquidated damages amount provided for in this Section 7.02 is a reasonable estimate of the damages that would be incurred by Insperity in the event Bus Av/Del defaults on Bus Av/Del’s obligations under this Agreement. Insperity acknowledges and represents that Insperity’s receipt of the Deposit and receipt of the Reimbursement Costs by Bus Av/Del shall be the sole remedy available to Insperity in the event that Bus Av/Del defaults on Bus Av/Del’s obligations under this Agreement and Insperity waives any other remedies that may be available to Insperity at law or in equity. Upon notification of termination of this Agreement pursuant to this Section 7.02, this Agreement shall be of no further force or effect and none of the parties shall have any further obligations or liabilities under this Agreement except as set forth in this Section 7.02.

7.03          This Agreement may be terminated by either party, if prior to Closing, the Embraer Aircraft or the G100 Aircraft is lost, destroyed or damaged beyond economic repair or the Embraer Aircraft or the G100 Aircraft suffers damage that results in the aircraft being unable to meet the delivery conditions. In the event of such termination, the Escrow Agent shall return the Deposit to Insperity. Upon notification of termination of this Agreement pursuant to this Section 7.03, this Agreement shall be of no further force or effect and none of the parties shall have any further obligations or liabilities under this Agreement except as set forth in this Section 7.03.

7.04          If either Bus Av/Del or Insperity fails to perform its obligations because of the occurrence of (i) acts of God or the public enemy, terrorism, civil war, insurrection or riots; (ii) fires, explosions or serious accidents; (iii) governmental priorities or allocations, strikes or labor disputes, receipt of equipment or parts from vendors; or (iv) any other cause beyond that party’s reasonable control; then that party’s performance shall be excused for a period equal to the period of such cause for failure to perform; provided that, the excused party shall give the other parties prompt notice of such cause for failure to perform; and provided further that if such failure to perform continues for sixty (60) days, then any party shall have the option to terminate this Agreement by notice in writing, in which event the Deposit shall be returned to Insperity. Upon notification of termination of this Agreement pursuant to this Section 7.04, this Agreement shall be of no further force or effect and none of the parties shall have any further obligations or liabilities under this Agreement except as set forth in this Section 7.04. This Section 7.04 shall not apply to the inability of a party to make payments required under this Agreement unless such inability is caused by a system-wide failure of the banking industry.

SECTION VIII

SURVIVAL OF WARRANTIES, REPRESENTATIONS AND INDEMNIFICATIONS

8.01          Survival. All of the warranties, representations and indemnifications of the parties hereto made herein shall survive the Closing of this transaction.

SECTION IX

MANUFACTURER'S AND SERVICE WARRANTIES

9.01          Embraer Aircraft Manufacturer’s and Service Warranties. To the extent that they are assignable, effective upon Closing, Bus Av/Del agrees to assign, transfer, and set over unto Insperity, any and all manufacturer and/or repair warranties pertaining to the Embraer Aircraft, or any equipment or components thereof including but not limited to all airframe, engine, auxiliary power unit and major installed avionics. To the extent that they are assignable, effective upon Closing, Bus Av/Del agrees to assign, transfer, and set over unto Insperity, all current service plans pertaining to the Embraer Aircraft, or its engines or APU, including without limitation Flight Docs and Rolls Royce CorporateCare Program including any funds related thereto. Bus Av/Del agrees that such service plans shall be in good standing and paid up to date at Closing and shall provide such consent or documentation to enable the other party to verify such status prior to Closing. Insperity shall be responsible for any fees associated with such assignments or transfers.

9.02          G100 Aircraft Manufacturer’s and Service Warranties. To the extent that they are assignable, effective upon Closing, Insperity agrees to assign, transfer, and set over unto Bus Av/Del, any and all manufacturer and/or repair warranties pertaining to the G100 Aircraft, or any equipment or components thereof including but not limited to all airframe, engine, auxiliary power unit and major installed avionics. To the extent that they are assignable, effective upon Closing, Insperity agrees to assign, transfer, and set over unto Bus Av/Del, all current service plans pertaining to the G100 Aircraft, or its engines or APU, including without limitation Honeywell Engine Maintenance Service Program and the Auxiliary Power Unit Maintenance Service Plan, both with Honeywell including any funds related thereto. Insperity agrees that such service plans shall be in good standing and paid up to date at Closing and shall provide such consent or documentation to enable the other party to verify such status prior to Closing. Bus Av/Del shall be responsible for any fees associated with such assignments or transfers.

SECTION X

CAPE TOWN CONVENTION

10.01        Insperity shall have no right to, and hereby agrees that it shall not, register, consent to or allow any third party to register any international interest or prospective international interest (as such terms are defined in the Cape Town Convention (as defined below)) under the Cape Town Convention with respect to the Embraer Aircraft or its engines until such time as the Embraer Aircraft has been transferred from Bus Av/Del to Insperity in accordance with the terms of this Agreement. Bus Av/Del shall have no right to, and hereby agrees that it shall not, register, consent to or allow any third party to register any international interest or prospective international interest (as such terms are defined in the Cape Town Convention) under the Cape Town Convention with respect to the G100 Aircraft or its engines until such time as the G100 Aircraft has been transferred from Insperity to Bus Av/Del in accordance with the terms of this Agreement. As used herein, the term “Cape Town Convention” means, collectively, the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment which were adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa.

10.02        Notwithstanding anything in this Agreement to the contrary, Insperity, Bus Av/Del and the Escrow Agent hereby agree that in the event of termination of this Agreement for any reason whatsoever (which termination shall in no event be effective until the requirements of this Section 10.02 have been satisfied), the Escrow Agent shall not return the Deposit to Insperity, unless and until the Escrow Agent has searched the International Registry and determined that no interest has been registered against any portion or all of the Embraer Aircraft or its engines by Insperity or any person claiming by, through, under or in connection with Insperity, and that no interest has been registered against any portion or all of the G100 Aircraft or its engines by Bus Av/Del or any person claiming by, through, under or in connection with Bus Av/Del. Bus Av/Del shall pay all costs and expenses to search the International Registry database pursuant to this Section 10.02 with regard to the Embraer Aircraft unless such search reveals that any interest has been filed or registered against the Embraer Aircraft or its engines in violation of Section 10.01 above, in which event Insperity shall pay all such costs and expenses. Insperity shall pay all costs and expenses to search the International Registry database pursuant to this Section 10.02 with regard to the G100 Aircraft unless such search reveals that any interest has been filed or registered against the G100 Aircraft or its engines in violation of Section 10.01 above, in which event Bus Av/Del shall pay all such costs and expenses.

10.03        In the event that any interest has been registered against the Embraer Aircraft or any part thereof by Insperity or any person claiming by, through, under or in connection with Insperity in violation of Section 10.01 above, Insperity shall discharge or cause the discharge of any such filing or registration not later than two (2) business days after written notice from Bus Av/Del or Escrow Agent to Insperity. In the event that any interest has been registered against the G100 Aircraft or any part thereof by Bus Av/Del or any person claiming by, through, under or in connection with Bus Av/Del in violation of Section 10.01 above, Bus Av/Del shall discharge or cause the discharge of any such filing or registration not later than two (2) business days after written notice from Insperity or Escrow Agent to Bus Av/Del. Insperity agrees that Bus Av/Del shall have all of the rights available to it under law or in equity, including the right of specific performance, to enforce Insperity’s performance of its obligations hereunder. Bus Av/Del agrees that Insperity shall have all of the rights available to it under law or in equity, including the right of specific performance, to enforce Bus Av/Del’s performance of its obligations hereunder. Notwithstanding anything in this Agreement to the contrary, Insperity agrees to be responsible for and upon demand to indemnify Bus Av/Del from and to hold Bus Av/Del harmless from and against any and all claims, demands, liabilities, damages, losses and judgments (including legal fees and all expenses) arising out of any breach by Insperity of any of its obligations under this Section X. Further notwithstanding anything in this Agreement to the contrary, Bus Av/Del agrees to be responsible for and upon demand to indemnify Insperity from and to hold Insperity harmless from and against any and all claims, demands, liabilities, damages, losses and judgments (including legal fees and all expenses) arising out of any breach by Bus Av/Del of any of its obligations under this Section X. These indemnity obligations shall survive the termination of this Agreement for any reason.

SECTION XI

MISCELLANEOUS

11.01        Notices. All notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered with signed receipt, sent by certified mail return receipt requested, by overnight courier or by confirmed facsimile transmission, as follows:

If to Insperity:	Insperity, Inc.
Attention: Dan Herink
Sr. VP of Legal & General Counsel
19001 Crescent Springs Dr.
Kingwood, TX 77339
Telephone: 281-312-3364
Facsimile: 281-348-2859

With a copy to:	Insperity, Inc.
Attention: Richard Rawson
President
19001 Crescent Springs Dr.
Kingwood, TX 77339
Telephone: 281-348-3225
Facsimile: 281-348-3718

With a copy to:	Barbera & Watkins, LLC
Attention: Joanne Barbera
6701 West 64th Street, Suite 315
Overland Park, KS 66202
Telephone: (913) 677-3800
Facsimile: (913) 677-3801

If to Bus Av/Del:	Bus Av/Del, Inc.
Attention: David Mosier, Jr.
1105 North Market St., Suite 1300
Wilmington, DE 19801-1241
Telephone: 803-643-4301
Facsimile: 803-643-4326

With a copy to:	Bus Av/Del, Inc.
Attention: Mr. Russell Dale Phelon
1105 North Market St., Suite 1300
Wilmington, DE 19801-1241
Telephone: 803-643-4301
Facsimile: 803-643-4326

Escrow Agent:	Insured Aircraft Title Service, Inc.
4848 S.W. 36th Street
Oklahoma City, OK 73179
Attn: Joan Roberts
Phone: 800-654-4882
Facsimile: 405-684-5074
Email: jroberts@insuredaircraft.com

or to such other parties or addresses as the parties from time to time designate in writing. Such notices, requests, demand and other communications shall be deemed to have been duly given and received on the date of delivery when personally delivered, or on the date received if sent by overnight courier or confirmed facsimile transmission.

11.02        Title and Risk of Loss. Title and risk of loss in respect of the Embraer Aircraft shall remain in Bus Av/Del until filing of the Embraer FAA Bill of Sale with the FAA registry, at which time and place title and risk of loss shall pass to Insperity as appropriate. Title and risk of loss in respect of the G100 Aircraft shall remain in Insperity until filing of the G100 FAA Bill of Sale with the FAA registry, at which time and place title and risk of loss shall pass to Bus Av/Del as appropriate.

11.03        Brokerage Fee. Each party hereto shall be responsible for its own brokerage fees in connection with the sale and purchase of the Embraer Aircraft and/or the G100 Aircraft pursuant to this Agreement. Except as provided below, each party represents to the other that they have not employed the services of a broker or any other party entitled to a commission or finder’s fee with respect to the subject transaction, and shall indemnify and hold the other party harmless from and against any third party claims to brokerage fees or commissions arising from the conduct of the party upon which any such claims may be based. Bus Av/Del has not retained the services of a broker and shall be solely responsible for all fees of any person claiming to be its broker or representative. Insperity has retained the services of Wing Aviation, LLC and shall be solely responsible for its fees.

11.04        GOVERNING LAW/JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE AIRCRAFT SHALL BE BROUGHT IN STATE OR FEDERAL COURT SITTING IN TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES CONSENTS TO THE JURISDICTION OR SUCH COURT AND WAIVES ANY DEFENSE OR LACK OR JURISDICTION OR INCONVENIENT FORUM.

11.05        Entire Agreement. All of the Exhibits to this Agreement are hereby incorporated by reference and this Agreement, the Exhibits annexed hereto and that certain Confidentiality Agreement dated July 13, 2011 between the parties constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any prior understandings, arrangements, commitments or undertakings of the parties, whether written or oral, express or implied.

11.06        Assignment. This Agreement may not be assigned by either party without the prior written consent of the other parties; provided, however, that (a) for the purpose of financing or registering the Embraer Aircraft, Insperity may assign its rights and obligations under this Agreement to a lender or owner trustee, without the consent of (but with written notice to) Bus Av/Del so long as such assignment includes an assignment of the Deposit and (b) for the purpose of financing the G100 Aircraft, Bus Av/Del may assign its rights and obligations under this Agreement to a lender, without the consent of (but with written notice to) Insperity.

11.07        Severability. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and any such provisions shall be enforced as near as may be permitted by law.

11.08        Amendment. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by the party against whom enforcement of any such amendment, waiver, change, modification, consent or discharge is sought.

11.09        Additional Actions. The parties hereto will take any and all further actions and execute any and all additional documents which may be reasonably necessary or desirable to carry out the terms of this Agreement.

11.10        Section and Paragraph Headings. The headings contained in this Agreement are for reference only and shall have no effect upon the meaning or interpretation of the Agreement.

11.11        Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. A confirmed facsimile transmission of an executed signature page shall be effective as an original.

11.12        Waiver. The waiver by any party of any instance of the other party’s non-compliance with any obligation and responsibility herein, shall not be deemed a waiver of the waiving party’s remedies for such non-compliance in the future or for other obligations or responsibilities under this Agreement.

11.13        Expenses. Each of the parties shall bear all expenses incurred by them in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof, except as expressly provided herein.

11.14        Attorneys’ Fees. In the event of a dispute between the parties arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, including appellate fees.

11.15        Independent Advice from Counsel. Each of the parties has received or has had to opportunity to receive independent legal advice from legal counsel of its choice with respect to the advisability of entering into this Agreement and its terms or has knowingly and voluntarily waived its right to do so. The terms of this Agreement are the result of mutual negotiations between the parties, and the provisions of this Agreement shall be interpreted and construed in accordance with their fair meanings, and not strictly for or against either party, regardless of which party may have drafted this Agreement or any specific provision.

11.16        Escrow Agent. The parties acknowledge that the Escrow Agent is serving as an escrow agent, at their request and for their convenience, and that the Escrow Agent shall not be deemed to be the agent or trustee for either of the parties.

11.17        Tax Deferred Exchange. Insperity intends to structure the transactions herein contemplated as the transfer of relinquished property and the acquisition of replacement property pursuant to a tax deferred like-kind exchange under the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder without being considered a “deferred exchange” as defined under Treasury Regulation section 1.1031(k). Additionally, Bus Av/Del intends to structure the transactions herein contemplated as the transfer of relinquished property and the acquisition of replacement property pursuant to a tax deferred like-kind exchange under the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder without being considered a “deferred exchange” as defined under Treasury Regulation section 1.1031(k).

11.18        RETENTION OF REGISTRATION NUMBER. Insperity acknowledges and agrees that Bus Av/Del wishes to retain the current registration number of the Embraer Aircraft of N900DP. Insperity agrees to apply for a new registration number for the Embraer Aircraft at Closing, and to use its best efforts to cooperate with Bus Av/Del and to assist Bus Av/Del in retaining and obtaining such registration number for Bus Av/Del's own use. Notwithstanding any provision in this Agreement or any other agreement or instrument to the contrary, the provisions of this Section 11.18 shall survive the consummation of the Closing.

11.19        Exclusive Right to Purchase. The G100 Aircraft shall be subject to Bus Av/Del’s exclusive right to purchase and Insperity shall remove the G100 Aircraft from the market, shall not offer to sell the G100 Aircraft to any party other than Bus Av/Del, shall cancel any existing back-up offers to purchase the G100 Aircraft, and shall reject any offers to purchase the G100 Aircraft that Insperity may subsequently receive from any third-party. The Embraer Aircraft shall be subject to Insperity’s exclusive right to purchase and Bus Av/Del shall remove the Embraer Aircraft from the market, shall not offer to sell the Embraer Aircraft to any party other than Insperity, shall cancel any existing back-up offers to purchase the Embraer Aircraft and shall reject any offers to purchase the Embraer Aircraft that Bus Av/Del may subsequently receive from any third-party.

[Signature Pages to Follow.]

INTENDING TO BE LEGALLY BOUND, the parties have executed this Agreement effective as of the day and year first above written.

BUS AV/DEL:	INSPERITY:
Bus Av/Del, Inc.	Insperity, Inc.

By:	By:
Name:	Name:
Title:	Title:

ESCROW AGENT:

Insured Aircraft Title Service, Inc. hereby acknowledges receipt of a copy of this Agreement, agrees to and accepts the terms and conditions of this Agreement, and agrees to perform and discharge all of the duties and obligations of the Escrow Agent hereunder strictly in accordance with the terms hereof:

INSURED AIRCRAFT TITLE SERVICE, INC.

By:
Name:
Title:

EXHIBIT “A”

WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT BUS AV/DEL, INC. (“Bus Av/Del”) is the owner of the full legal and beneficial title to that certain Embraer Model EMB-135BJ aircraft bearing manufacturer’s serial number 14500903 and FAA registration number N900DP, together with those two (2) Rolls Royce model AE3007 A1EC engines bearing manufacturer’s serial numbers CAE312746 and CAE312790, respectively, as further described in the Exchange Agreement dated August 30, 2011, between Bus Av/Del and Insperity, Inc. (“Insperity”) (the “Exchange Agreement”), together also with all of the equipment, including avionics, loose equipment, associated covers, spare parts, checklist, and manuals and records, all as more particularly described in the Exchange Agreement and incorporated herein, and to the extent the same are available, all additional manuals, log books, system and component manuals, flight and operation manuals, checklists, wiring diagrams and other records and documents pertaining to the operation and maintenance of such aircraft in the possession of Bus Av/Del, including, without limitation, any FAA certificates (including the certificate of airworthiness) (collectively, the “Aircraft”).

THAT for and in consideration of the sum of $10.00 and other valuable consideration, Bus Av/Del does on the date hereof grant, convey, transfer, bargain, sell, deliver and set over, all of its right, title and interest in and to the Aircraft unto Insperity.

THAT Bus Av/Del hereby warrants to Insperity, its successors and assigns, that there is hereby conveyed to Insperity good and marketable title to the Aircraft free and clear of all Liens (as such term is defined in the Exchange Agreement), and that it will warrant and defend such title forever against all claims and demands whatsoever, and that this Warranty Bill of Sale is made and delivered pursuant to the provisions of the Exchange Agreement.

WHEREFORE, Bus Av/Del has executed hereto for the purposes hereinabove shown by its duly authorized officer effective as of this ___ day of ______________, 2011.

BUS AV/DEL, INC.

By:
Name:
Title:

EXHIBIT “B”

WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT INSPERITY (“Insperity”) is the owner of the full legal and beneficial title to that certain Israel Aircraft Industries Model Gulfstream 100 aircraft bearing manufacturer’s serial number 152 and FAA registration number N160CT, together with those two (2) Honeywell TFE731-40R-200G engines bearing manufacturer’s serial numbers P113254 and P113257, respectively, as further described in the Exchange Agreement dated August 30, 2011, between Bus Av/Del and Insperity, Inc. (“Insperity”) (the “Exchange Agreement”), together also with all of the equipment, including avionics, loose equipment, associated covers, spare parts, checklist, and manuals and records, all as more particularly described in the Exchange Agreement and incorporated herein, and to the extent the same are available, all additional manuals, log books, system and component manuals, flight and operation manuals, checklists, wiring diagrams and other records and documents pertaining to the operation and maintenance of such aircraft in the possession of Insperity, including, without limitation, any FAA certificates (including the certificate of airworthiness) (collectively, the “Aircraft”).

THAT for and in consideration of the sum of $10.00 and other valuable consideration, Insperity does on the date hereof grant, convey, transfer, bargain, sell, deliver and set over, all of its right, title and interest in and to the Aircraft unto Bus Av/Del.

THAT Insperity hereby warrants to Bus Av/Del, its successors and assigns, that there is hereby conveyed to Bus Av/Del good and marketable title to the Aircraft free and clear of all Liens (as such term is defined in the Exchange Agreement), and that it will warrant and defend such title forever against all claims and demands whatsoever, and that this Warranty Bill of Sale is made and delivered pursuant to the provisions of the Exchange Agreement.

WHEREFORE, Insperity has executed hereto for the purposes hereinabove shown by its duly authorized officer effective as of this ___ day of ______________, 2011.

INSPERITY, INC.

By:
Name:
Title:

EXHIBIT “C”

PREVIOUSLY SCHEDULED INSPECTION

1.	L1 inspection
2.	L2 inspection
3.	L4 inspection
4.	L12 inspection
5.	Comply with all due list items as shown on maintenance tracking, looking out 200 hours and six months
6.	Repairs to satellite phone/ internet system
7.	Replace main tires (complied with by Standard Aero Augusta)
8.	APU starter/generator overhaul
9.	Implementation of Embraer maintenance program revision 7

For the avoidance of doubt, Bus Av/Del is responsible for the entire cost of items 1-9.

EXHIBIT “D”

INSPERITY EMBRAER INSPECTION

1.	Comply with Under Floor Inspection.

Comply with the above inspection in for the Galley and the Lavatory to inspect for leaks and corrosion in accordance with the manufacturers maintenance manual and approved data. All work will be signed off on our Repair Station Certificate (WC7$346J) or by an appropriately rated technician.

2.	Comply with Engine Video Boroscope Inspection

Comply with the above inspection in accordance with the manufacturers maintenance manual and approved data. All work will be signed off on our Repair Station Certificate (WC7R346J) or by an appropriately rated technician if required.

3.	Comply with APU Video Boroscope Inspection

Comply with the above inspection in accordance with the manufacturers maintenance manual and approved data. All work will be signed off on our Repair Station Certificate (WC7R346J) or by an appropriately rated technician if required.

4.	Comply with Landing Gear Corrosion Inspection

Comply with the above inspection on the Main and nose landing gear in accordance with the manufacturers maintenance manual and approved data. All work will be signed off on our Repair Station Certificate (WC7R346J) or by an appropriately rated technician if required.

5.	Comply with Detailed Aircraft Log Book Research and Flight Docs Audit

Comply with the above research and audit FlightDocs computerized tracking System to the Embraer MSG3 maintenance program. Includes Airworthiness Directive research and Airframe and Powerplant SB research. Wing Aviation will be notified of any discrepancies and scheduled items needing compliance.

6.	Comply with EMB SNL 145-25 Interior Inspection

Comply with the above inspection in accordance with service news letter, the manufacturer’s maintenance manual, and approved data. All work will be signed off on our Repair Stations Certificate (WC7R346J) or by an appropriately rated technician.

7.	Comply with EMB Prior to Winter recommended

Comply with the above inspection in accordance with service news letter, the manufacturer’s maintenance manual, and approved data. All work will be signed off on our Repair Station Certificate (WC7R346J) or by an appropriately rated technician.

8.	Comply with Avionics Inspection

Comply with the above inspection in accordance with the Wing Aviation Avionics yearly checklist and the manufacturer’s maintenance manual and approved data. All work will be signed off on our Repair Station Certificate (WC7R346J) or by an appropriately rated technician.

9.	Perform research (including records research) to determine Part 135 conformity

For the avoidance of doubt, Insperity is responsible for the entire cost of items 1-9.

EXHIBIT “E”

PRE-PURCHASE INSPECTION SCOPE OF G100 AIRCRAFT

1.	Operational check of all cabin equipment: seat mechanisms, entertainment system, oven, power outlets, drawer and cabinet latches, coffee service, drains, and all other cabin components and equipment.
2.	Inspect under lavatory, potable water reservoir, and cabinet drains for leaks and corrosion
3.	Windshield heat operational and resistance checks, delamination inspection
4.	Complete avionics checks including radar and autopilot
5.	Check for latest EGPWS and Terrain data base and upgrade if required
6.	Log book and records research regarding Airworthiness Directives, Service Bulletins on the Airframe, Engines, APU and all installed components including determination of FAR 135 conformity
7.	Inspect and operationally check oxygen system, regulators and masks in cockpit and cabin
8.	Inspect aircraft for all applicable placards
9.	Inspect all cockpit and cabin side windows
10.	Satellite phone operational check (to be considered an airworthy item if repair needed)
11.	Flap/slat rigging check
12.	Video borescope both engines and APU
13.	Fuel leak check, mapping and classification
14.	Performance run on both engines
15.	Vibe survey on both engines
16.	Gear box pressure checks on both engines
17.	SOAP sample both engines and APU
18.	"A" check*

All items listed above and in all applicable attachments for the G100 will be signed off in a log book entry by the Repair Station.

*Bus Av/Del is responsible for only one half the flat rate inspection cost and Insperity is responsible for the remaining one half of this item 18 only.

For the avoidance of doubt, Bus Av/Del is responsible for the entire cost of items 1-17.

EXHIBIT “F”

G100 IMPROVEMENTS

1.
Refurbishment of all leather components of the seats in the cockpit, cabin and lavatory and replacement of table leather inserts and outside/sidewall trim, cockpit seats with sheepskin inserts. All fire blocked with certificates. Refurbishment of seats to include DAX multiple density foam padding and seatbelt webbing. See forwarded (to Wing Aviation) Stevens Aviation Interior quote to use as work scope specifications for interior refurbishment.

2.	Touch up exterior paint
3.	Replace baggage compartment placards
4.	Replace patched de ice boot, left wing
5.	Clean and touch up all remaining de ice boots
6.	APU inspections
7.	Overhaul starter/generator on both engines and on the APU
8.	Replace all main tires
9.	Replace both wing landing light lens covers and seals
10.	Replace winglet abrasion tape
11.	Clean cabin temp sensor and fan
12.	Paint interior low level vent covers
13.	Battery(s) capacitance checks and deep cycle if required
14.	Comply with all due list items as shown on maintenance tracking, looking out 200 hours and six months
15.	Replace both FMS batteries
16.	Confirm that oxygen bottle regulator valves have the latest upgrade

For the avoidance of doubt, Insperity is responsible for the entire cost of items 1-16.

EXHIBIT “G”

CONFIRMATION OF TECHNICAL ACCEPTANCE/REJECTION OF EMBRAER AIRCRAFT

__________________, 2011

Bus Av/Del Inc.
Attention: _______________
_______________________
_______________________

Re:	Embraer Model EMB-135BJ aircraft bearing manufacturer's serial no. 14500903 and U.S. registration number N900DP (the “Embraer Aircraft”)

Dear Mr. _____________:

Pursuant to that certain Exchange Agreement dated as of August 30, 2011 (the “Agreement,” capitalized terms used but not otherwise defined herein having the meanings ascribed to them in the Agreement), by and between Bus Av/Del, Inc. and Insperity, Inc., this is to confirm that Insperity has completed its inspection of the Embraer Aircraft. We hereby advise Bus Av/Del that (check applicable box):

☐	The Embraer Aircraft is rejected; or

☐
Subject to Bus Av/Del’s payment of the cost to correct and correction of the Embraer Punch List Items including the attached list under the terms of the Agreement, the Embraer Aircraft is hereby technically accepted in accordance with the terms of the Agreement.

Sincerely,

Insperity, Inc.

By:
Name:
Title:

EXHIBIT “H”

CONFIRMATION OF TECHNICAL ACCEPTANCE/REJECTION OF G100 AIRCRAFT

__________________, 2011

Insperity, Inc.
Attention: _____________________
19001 Crescent Springs, Dr.
Kingwood, TX 77339

Re:	Israel Aircraft Industries Model Gulfstream 100 aircraft bearing manufacturer's serial no. 152 and U.S. registration number N160CT (the “G100 Aircraft”)

Dear Mr. ________________:

Pursuant to that certain Exchange Agreement dated as of August 30, 2011 (the “Agreement,” capitalized terms used but not otherwise defined herein having the meanings ascribed to them in the Agreement), by and between Bus Av/Del, Inc. and Insperity, Inc., this is to confirm that Bus Av/Del has completed its inspection of the G100 Aircraft. We hereby advise Insperity that (check applicable box):

☐	The G100 Aircraft is rejected; or

☐
Subject to Insperity’s payment of the cost to correct and correction of the G100 Punch List Items including the attached list under the terms of the Agreement, the G100 Aircraft is hereby technically accepted in accordance with the terms of the Agreement.

Sincerely,

Bus Av/Del, Inc.

By:
Name:
Title:

EXHIBIT “I”

EMBRAER AIRCRAFT DELIVERY CERTIFICATE

Insperity, Inc. (“Insperity”) hereby accepts and acknowledges receipt from Bus Av/Del, Inc. (“Bus Av/Del”), in accordance with the terms and conditions of the Exchange Agreement dated August 30, 2011 between Insperity and Bus Av/Del (the “Agreement”), the following Embraer Aircraft as defined and more fully described in the Agreement:

MAKE AND MODEL:	Embraer Model EMB-135BJ
SERIAL NUMBER:	14500903
REGISTRATION NUMBER:	N900DP
MAKE AND MODEL OF ENGINES:	Rolls Royce AE3007 A1EC
ENGINE SERIAL NUMBERS:	CAE312746 and CAE312790

The Embraer Aircraft and other items referred to above were received by us on the date and at the location set forth below.

IN WITNESS WHEREOF, this instrument has been duly signed by the undersigned authorized party(s) and the Embraer Aircraft has been accepted in _______________, _______________on _______________, 2011, at _______________ a.m./p.m. local time.

TOTAL TIME AIRFRAME:	___________ hours
TOTAL TIME ENGINES:	L. eng. _____ hours
R. eng. _____ hours

INSPERITY:	BUS AV/DEL:
Insperity, Inc.	Bus Av/Del, Inc.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT “J”

G100 AIRCRAFT DELIVERY CERTIFICATE

Bus Av/Del, Inc. (“Bus Av/Del”) hereby accepts and acknowledges receipt from Insperity, Inc. (“Insperity”), in accordance with the terms and conditions of the Exchange Agreement dated August 30, 2011 between Insperity and Bus Av/Del (the “Agreement”), the following G100 Aircraft as defined and more fully described in the Agreement:

MAKE AND MODEL:	Israel Aircraft Industries Model Gulfstream 100
SERIAL NUMBER:	152
REGISTRATION NUMBER:	N160CT
MAKE AND MODEL OF ENGINES:	Honeywell TFE731-40R-200G
ENGINE SERIAL NUMBERS:	P113254 and P113257

The G100 Aircraft and other items referred to above were received by us on the date and at the location set forth below.

IN WITNESS WHEREOF, this instrument has been duly signed by the undersigned authorized party(s) and the G100 Aircraft has been accepted in _______________, _______________ on _______________, 2011, at _______________ a.m./p.m. local time.

TOTAL TIME AIRFRAME:	___________ hours
TOTAL TIME ENGINES:	L. eng. _____ hours
R. eng. _____ hours

BUS AV/DEL:	INSPERITY:
Bus Av/Del, Inc.	Insperity, Inc.

By:	By:
Name:	Name:
Title:	Title: